Exhibit 4.46

FIRST AMENDMENT AGREEMENT ENTERED INTO BY AND BETWEEN SOFOPLUS, SOCIEDAD ANÓNIMA PROMOTORA DE INVERSIÓN DE CAPITAL VARIABLE, SOCIEDAD FINANCIERA DE OBJETO MÚLTIPLE, ENTIDAD REGULADA, REPRESENTED BY MR. HARRY SACAL CABABIE AND MR. MANUEL SACAL SABBAN, HEREINAFTER REFERRED TO AS “SOFOPLUS”, AND MURANO WORLD, SOCIEDAD ANÓNIMA DE CAPITAL VARIABLE, REPRESENTED IN THIS ACT BY MARCOS SACAL COHEN, HEREINAFTER REFERRED TO AS THE “BORROWER”, AND ELIAS SACAL CABABIE, APPEARING IN HIS OWN RIGHT AS “JOINT OBLIGATOR”, TO WHOM TOGETHER WITH SOFOPLUS AND THE ACCREDITED WILL BE REFERRED TO AS THE PARTIES, IN ACCORDANCE WITH THE FOLLOWING STATEMENTS AND CLAUSES:

BACKGROUND

FIRST.On September 30, 2024, Sofoplus and the Borrower, with the appearance of Mr. Elias Sacal Cababie and Mr. Marcos Sacal Cohen in their capacity as Joint Obligors, entered into the Simple Credit Contract identified with contract number SOFO-CS-1435-09-2024/1976, for an amount of $3,600,000.00 USD (THREE MILLION SIX HUNDRED THOUSAND DOLLARS 00/100 Legal Tender Currency of the United States of America) and with an expiration date of September 30, 2026 “Credit Contract I”.

SECOND.On January 31, 2025, Sofoplus and the Borrower, with the appearance of Mr. Elias Sacal Cababie and Mr. Marcos Sacal Cohen in their capacity as Joint Obligors, entered into the Simple Credit Contract identified with contract number SPCS00054-2501-02019NU, for an amount of $6,000,000.00 USD (SIX MILLION DOLLARS 00/100 Legal Tender of the United States of America) and with a maturity date of January 31, 2028, hereinafter the, hereinafter the “Credit Contract II”.

STATEMENTS

I.-          Sofoplus, Sociedad Anónima Promotora de Inversión de Capital Variable, Sociedad Financiera de Objeto Múltiple, Entidad Regulada, declares through its legal representatives:

a) It is a company incorporated under the laws of the United Mexican States, which was incorporated on September 1, 2006, by means of Policy number 9,215, granted before the notary public Salomón Vargas García, Public Broker number 35 of Mexico City and whose first testimony was registered in the Public Registry of Commerce in the electronic commercial folio number 353650, on September 12, 2006; duly qualified to enter into this contract in terms of its corporate purpose.

b) That by means of public deed number 40,988 dated June 30, 2009, granted before the faith of Lic. Jesús Zamudio Rodríguez, Public Notary number 45 of the State of Mexico, the change of regime of the SA de CV Company, to a Public Limited Company Promoter of Investment of Variable Capital, Multiple Purpose Financial Company, Non-Regulated Entity, by its abbreviation SAPI DE CV, SOFOM, ENR, was formalized, and whose first testimony was registered in the Public Registry of Commerce in the electronic mercantile folio number 353650, on July 29, 2009.

c) That by means of public policy number 6,754, dated June 23, 2015, granted before the notary Lic. José Francisco Alejandro Ruiz Robles, Public Broker number 22 of Mexico City, the change of corporate name and its adoption of the Regulated Entity regime, by its abbreviation SAPI DE CV, SOFOM, ER, was formalized, and whose first testimony was registered in the Public Registry of Commerce in the electronic mercantile folio number 353650, on July 6, 2015.

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d) That Mr. Harry Sacal Cababie and Mr. Manuel Sacal Sabban have sufficient powers of administration for the execution of this contract, which have not been revoked, limited or modified in any way as of the date of this contract.

II.- The Borrower party declares, through its legal representative, that:

a) It is a duly constituted commercial company in accordance with the laws of the United Mexican States.

b) Their legal representative has the power and capacity necessary to enter into this Agreement.

c) To date, no event, change, or condition has occurred that could represent a material adverse change for the Accredited party.

d) There are no litigation, lawsuits or trials before any judicial and/or administrative authority that could affect the Tenant's financial situation.

e) Know and understand the content of article 98 of the “Ley General de Organizaciones y Actividades Auxiliares de Crédito” that their Legal Advisor has read and explained to you in its legal scope.

f) Prior to the signing of this contract, Sofoplus explained to the Borrower the APR (Annual Percentage Rate) of the agreed financing interest, derived from the credit subject to this operation, and therefore the Borrower is aware of and agrees to it.

g) The Accredited party declares that it is aware that the resources obtained by Sofoplus may come from “Nacional Financiera, Sociedad Nacional de Crédito, Institución de Banca de Desarrollo” or from any other institution exclusively for national development purposes.

III.-The Joint Obligor, Elias Sacal Cababie, declares, under oath, that:

a) He is a natural person of Mexican nationality, originally from Mexico City, where he was born on December 8, 1965, and is single.

b) It has the capacity to enter into this Agreement and it is its full will to become jointly and severally liable to the Accredited Party under the terms set forth in this Contract.

c) The signing of this Agreement, the Promissory Notes and any other document that must be signed in accordance with this Contract, is within his legal and economic capacity, which is sufficient to meet the obligations that he undertakes herein.

d) This Contract, and the Promissory Notes once signed and delivered to Sofoplus, will constitute legal and valid obligations enforceable against you in accordance with their respective terms.

e) As of the date of this Agreement, there is no encumbrance on his personal assets.

III.-The Joint Obligor, Marcos Sacal Cohen, declares, under oath, that:

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a) He is a natural person of Mexican nationality, originally from Mexico City, where he was born on December 29, 1995, with a married civil status, under the regime of separation of property.

b) It has the capacity to enter into this Agreement and it is its full will to become jointly and severally liable to the Accredited Party under the terms set forth in this Contract.

c) The signing of this Agreement, the Promissory Notes and any other document that must be signed in accordance with this Contract, is within his legal and economic capacity, which is sufficient to meet the obligations that he undertakes herein.

d) This Contract, and the Promissory Notes once signed and delivered to Sofoplus, will constitute legal and valid obligations enforceable against you in accordance with their respective terms.

e) As of the date of this Agreement, there is no encumbrance on his personal assets.

CLAUSES

FIRST. ACKNOWLEDGMENT OF DEBT. By signing this Agreement, the Borrower acknowledges owing Sofoplus, as of the date of signing this Agreement, the following amounts:

a)
Under Credit Contract I, he acknowledges owing the amount of $3,600,000.00USD (THREE MILLION SIX HUNDRED THOUSAND DOLLARS 00/100 Legal Tender of the United States of America) for principal and the amount of $147,200.00 USD (ONE HUNDRED FORTY-SEVEN THOUSAND TWO HUNDRED DOLLARS 00/100 LEGAL TENDERS OF THE UNITED STATES OF AMERICA) for accrued interest, unpaid as of the date of signature of this Agreement and the amount of $241,600.00 USD (TWO HUNDRED FORTY-ONE THOUSAND SIX HUNDRED DOLLARS 00/100 LEGAL TENDERS OF THE UNITED STATES OF AMERICA) for accrued interest not paid, corresponding from October 1, 2025 to February 28, 2026.

b)
Under Credit Contract II, he acknowledges owing the amount of $6,000,000.00 USD (SIX MILLION DOLLARS 00/100 Legal Tender of the United States of America) for principal and the amount of $325,333.34 USA (THREE HUNDRED TWENTY-FIVE THOUSAND THREE HUNDRED THIRTY-THREEDOLLARS 00/100 LEGAL TENDER OF THE UNITED STATES OF AMERICA) for accrued interest, unpaid as of the date of signature of this Agreement and the amount of $403,440.70 USD (FOUR HUNDRED THREE THOUSAND FOUR HUNDRED FORTY DOLLARS 70/100 LEGAL TENDER OF THE UNITED STATES OF AMERICA) for accrued interest not paid, corresponding from October 1, 2025 to February 28, 2026.

SECOND. FORM AND PLACE OF PAYMENT.By signing this Agreement, the Parties agree to modify Clause Five of Credit Agreement I and Credit Agreement II, to read as follows:

“FIFTH. FORM AND PLACE OF PAYMENT.All payments that the Borrower must make under this Agreement shall be made to Sofoplus, in Mexico City, on the dates specified in the Payment Schedule, either in US dollars (legal tender) or in freely transferable funds available on the same day, crediting account number 0172846950, CLABE 012180001728469500, which Sofoplus maintains with Banco BBVA México SA, Institución de Banca Múltiple, Grupo Financiero BBVA México. Ordinary and, where applicable, default interest under this Agreement may be amortized through payment in kind, as mutually agreed upon by the Parties prior to payment.
…“

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THIRD. PAYMENT IN KIND. By virtue of the modification of Clause Five of Credit Agreement I and Credit Agreement II, the Parties agree that the payment of the interest related in clause one of this Agreement, subsection a) and b), will be covered by the Borrower through payment in kind, according to the following:

1.
The Borrower may make the payment by transferring shares of Murano Global Investments, PLC, said transfer must be made within a maximum period of 90 (ninety) days from the signing of this Agreement, said shares are currently listed on NASDAQ, under the symbol MRNO, at a price of $2.50 USD (Two Dollars, 50/100 cents)Legal Tender of the United States of America) therefore the Borrower undertakes to carry out all the necessary acts for the transfer of 447,030 (four hundred forty-seven thousand thirty) shares, equivalent on the date of signature of this Agreement to an amount of $1,117,574.04 (ONE MILLION ONE HUNDRED SEVENTEEN THOUSAND FIVE HUNDRED SEVENTY-FOUR DOLLARS 04/100 LEGAL TENDERS OF THE UNITED STATES OF AMERICA), in case the shares transferred to Sofoplus, reduce their value the Borrower undertakes to pay Sofoplus in terms of the following numeral.It is also agreed that the Borrower will have a repurchase option with respect to the transferred shares, which it may exercise at any time before February 28, 2026 The repurchase price will be equivalent to the transfer value originally agreed in this Agreement, plus any expenses, commissions or outlays that Sofoplus may have made directly in relation to said shares.

Sofoplus reserves the right to request to the Accredited party the payment in kind through the transfer of the Property in payment located in CAN PRIVATE UNIT CUN # 8, Lt 56 - A1 and 56 A -2, Mz54, Supermanzana A-2, Segunda Etapa Turística, Grand Island CancunFor this purpose, Sofoplus will notify the Accredited party in writing of the obligation to carry outsaying payment by the transmission before a Notary Public of the Property mentioned above, within a maximum period of 60 (sixty) days from of the notification that I made to Sofoplus. In the event that such payment is not made within said period, Sofoplus reserves the right to designate assets for seizure in order to obtain the corresponding payment.

FOURTH.- NO NOVATION. This agreement does not imply any novation to Credit Contract I and Credit Contract II, for which reason the terms, conditions, obligations, credit instruments and guarantees established therein remain in full force and effect, which the Creditor expressly reserves except for what is modified herein.

FIFTH. JOINT AND SEVERAL OBLIGATION. Marcos Sacal Cohen and Elias Sacal Cababie express their express consent to the Agreement formalized in this instrument, and jointly and severally oblige themselves with the Accredited in favor of the Accreditor in the terms of articles one thousand nine hundred and eighty-seven and one thousand nine hundred and eighty-eight of the current Civil Code for the Federal District.

SIXTH.DEPOSITARY. In this act, the following is named to Laura Isabel Castillo Solís, for purposes of civil or criminal liability regarding the safekeeping and custody of the assets to be given in payment only during the period of the transmission as legal custodian, who will be considered for purposes of civil and criminal liability as the judicial custodian thereof, accepting the performance of said position free of charge in accordance with Article 333 of the “Código de Comercio” and 329 of the “Ley General de Títulos y Operaciones de Crédito”, and obligating herself to keep said asset(s) at the complete disposal of Sofoplus, at its private address. Sofoplus reserves the right to revoke said appointment at any time.

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SEVENTH. CLAUSE HEADINGS. The headings of the clauses appearing in this Agreement have been placed for the convenience of the parties with the sole purpose of facilitating their reading, therefore, they do not necessarily define or limit their content.

For the purposes of interpreting each clause, only its content should be considered and in no way its title, so they will not affect the interpretation and validity of this Agreement, nor the terms, conditions, obligations and rights agreed in it.

EIGHTH. ADDRESSES. For all purposes arising from this Agreement, the parties designate the following as their addresses:

For Sofoplus: PASEO DE LOS TAMARINDOS, NO. 90, TOWER 1, FLOOR 24 (CORPORATIVO ARCOS BOSQUES), POSTAL CODE 05120, COLONIA BOSQUES DE LAS LOMAS, CUAJIMALPA DE MORELOS, MEXICO CITY.

For the Accredited: BUCARELI STREET NUMBER 42, INTERIOR 201 B, COLONIA CENTRO DE LA CIUDAD DE MÉXICO AREA 4, ALCALDÍA CUAUHTÉMOC, CIUDAD DE MÉXICO, CÓDIGO POSTAL 06040

For the Joint Obligor, Elías Sacal Cababie: AVENIDA PASEO DE LAS PALMAS NUMBER 1270, COLONIA LOMAS DE CHAPULTEPEC VIII SECCIÓN, ALCALDÍA MIGUEL HIDALGO, CIUDAD DE MÉXICO, CÓDIGO POSTAL 11000.

For the Joint Obligor, Marcos Sacal Cohen: AVENIDA PASEO DE LA REFORMA NUMBER 1966, COLONIA LOMAS DE CHAPULTEPEC, ALCALDÍA MIGUEL HIDALGO, CIUDAD DE MÉXICO, CÓDIGO POSTAL 11950.

In case of a change of address of either party, the party making the change must give written notice to the other party within 5 (five) business days prior to the date on which the change will be made, otherwise the notifications made to the address established in this Agreement will have legal effect between the parties.

NINTH. JURISDICTION AND APPLICABLE LAW. For the interpretation, fulfillment and execution of this Agreement, the parties expressly submit to the applicable laws and the competent courts of Mexico City, waiving any other jurisdiction that may correspond to them by reason of their current or future domiciles or for any other cause.

Having been informed of the content and scope of this Agreement, the parties sign it in triplicate, in Mexico City, on September 29, 2025.

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THE ACCREDITED
“MURANO WORLD”, SA DE CV

AUTOGRAPH SIGNATURE
MARCOS SACAL COHEN
LEGAL REPRESENTATIVE
BUCARELI STREET NUMBER 42, INTERIOR 201 B, COLONIA CENTRO DE LA CIUDAD DE MÉXICO AREA 4, ALCALDÍA CUAUHTÉMOC, CIUDAD DE MÉXICO, CÓDICO DE POSTAL 06040

“THE JOINTLY LIABLE PARTY”
BY THEIR OWN RIGHT

AUTOGRAPH SIGNATURE
MARCOS SACAL COHEN
AVENIDA PASEO DE LA REFORMA NUMBER
1966, COLONIA LOMAS DE CHAPULTEPEC,
MIGUEL HIDALGO MAYOR'S OFFICE, CITY OF
MEXICO, POSTAL CODE 11950.

“THE JOINTLY LIABLE PARTY”

AUTOGRAPH SIGNATURE
ELIAS SACAL CABABIE
AVENIDA PASEO DE LAS PALMAS NUMBER
1270, COLONIA LOMAS DE CHAPULTEPEC VIII
SECTION, MIGUEL HIDALGO MAYOR'S OFFICE,
MEXICO CITY, POSTAL CODE 11000.

"SOFOPLUS"
SOFOPLUS, SAPI DE CV,
MULTIPLE PURPOSE FINANCIAL INSTITUTION,
REGULATED ENTITY.

AUTOGRAPH SIGNATURE	AUTOGRAPH SIGNATURE

MANUEL SACAL SABBAN	HARRY SACAL CABABIE
PASEO DE LOS TAMARINDOS, NO. 90, TOWER 1, FLOOR 24 (ARCOS BOSQUES CORPORATE OFFICE), BOSQUES DE LAS LOMAS NEIGHBORHOOD, CUAJIMALPA DE MORELOS ALCALITY, MEXICO CITY, POSTAL CODE 05120.

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In the City of Monterrey, Nuevo León, United Mexican States; On the 10th-tenthth day of April, 2026, the undersigned, LIC. RODRIGO SALVADOR ALANIS LAMBRETON, with Federal Tax Registry Number AALR731224-DH2, by my own rights herein indicating as conventional address at Mariano Escobedo Sur, number 136- one hundred thirty-six, Colonia Centro, Monterrey, Nuevo León, C.P. 64000, Mexico and under oath to tell the truth, and in my capacity as SWORN EXPERT TRANSLATOR AND INTERPRETER IN THE LANGUAGE ENGLISH-SPANISH, SPANISH-ENGLISH authorized by the Federal Judicial Branch, with the identification number 017//2022, I DECLARE the following:

SOLE. -THAT, TO THE BEST OF MY KNOWLEDGE, THIS DOCUMENT CONSISTING OF (07) SEVEN PAGES INCLUDING THIS ONE, IS A TRUE AND ACCURATE TRANSLATION FROM ITS ORIGINAL SPANISH VERSION INTO ENGLISH.

The foregoing, for all legal purposes that may arise and at the request of the interested party(ies).

"I Attest, Under Oath"

LIC. RODRIGO SALVADOR ALANIS LAMBRETON
SWORN TRANSLATOR AUTHORIZED ID: 0017/2022 by the
Mexican Federal Judicial Branch
rodrigo@traductoresmx.com.mx / +52 (81) 1790-6413
Mariano Escobedo Sur No. 136
Colonia Centro, Monterrey, N.L.
C.P. 64000, Mexico
My commission expires on December 31st., 2028.